CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-2 of Cornerstone Progressive Return Fund, Inc. and to the use of our report dated August 1, 2007 on the financial statement of Cornerstone Progressive Return Fund, Inc.




                                                    TAIT, WELLER & BAKER LLP


PHILADELPHIA, PENNSYLVANIA
AUGUST 10, 2007